UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: October 2, 2019
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	001-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
11 Times Square, New York, New York 10036 (Address of Principal Executive Offices and Zip Code)
(646) 521-4300
(Registrant’s Telephone Number, including Area Code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ETFC	The Nasdaq Stock Market LLC NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                                                                          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On October 2, 2019, E*TRADE Financial Corporation (the “Company”) announced the elimination of retail commissions for online US listed stock, ETF, and options trades. It will also reduce the options contract charge to $0.65 per contract for all traders while maintaining its active trader pricing at $0.50 per contract. These changes are scheduled to become effective on October 7, 2019. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information appearing in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.
ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1 Press Release, dated October 2, 2019

101 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2019

E*TRADE FINANCIAL CORPORATION

By:	/s/ Lori S. Sher
Lori S. Sher
Corporate Secretary